SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    June 13, 2006

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 Heartland Blvd., Edgewood, New York		11717
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (631) 586-5200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On June 13, 2006, the Board of Directors of CPI Aerostructures, Inc. (‘‘Company’’) approved an additional fee of $10,000 per year to be paid to Walter Paulick, a director of the Company, in connection with his appointment as Chairman of the Company’s Audit Committee. Such fee will be payable quarterly beginning July 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2006	CPI AEROSTRUCTURES, INC.
	By:	/s/ Edward J. Fred
Edward J. Fred Chief Executive Officer